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                                                                   EXHIBIT 10.45

                            FIRST AMENDMENT TO THE
                    CALL CENTER SERVICES AGREEMENT BETWEEN
          MCI WORLDCOM COMMUNICATIONS, INC. AND RMH TELESERVICES INC.

         COME NOW MCI WORLDCOM Communications, Inc. ("MCI") and RMH Teleservices, Incorporated ("RMH"), and in consideration of the mutual provisions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agree to amend the Call Center Services Agreement, as follows:

         This Amendment is entered into effective August 6, 2001.

1. Section 3.4 of the Agreement is amended by substituting the following for the first sentence: RMH shall support the Services at its Houston, TX and Sarnia, Ontario call center facilities.

2. Section 3.8 of the Agreement is amended by substituting the following for the second sentence: If the number of Agency Escalations directly caused by Calls made by RMH CSRs or TMRs exceeds the MCI Internal Center rate by more than ten percent (10%) for any RMH Center in any two months during the term of the Agreement, MCI has the right to terminate the Agreement as to that RMH Center immediately for cause.

3. Section 4.1 (and all subparts) of the Agreement does not apply to the Sarnia, Ontario Center.

4. Section 4.7.1 of the Agreement is amended by substituting the following:

         Initial Training. For the Houston, TX Center, MCI shall pay for Initial
         ----------------
         Training for CSRs at a rate of [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] per Training Hour and for TMRs at a rate of [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] per Training Hour for all new hires up to the first [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] full-time equivalent ("FTE") productive CSRs and and up to the first [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] FTE productive TMRs. For the Sarnia, Ontario Center, MCI shall pay for Initial Training for CSRs at a rate of [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] per Training Hour for all new hires up to the first [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] FTE productive CSRs. Thereafter, should MCI require the addition of FTEs, the Parties will mutually agree upon the amount of additional Initial Training MCI shall pay for. Any additional Initial Training will be at the same rates, and under no circumstances shall MCI be responsible for training expenses attributable to Attrition.

5.       Section 4.7.2 of the Agreement does not apply to the Sarnia, Ontario
         Center.

6. Section 4.8 of the Agreement is amended by substituting the following for the second sentence: MCI will provide the Houston, TX and Sarnia, Ontario Centers, at its own expense, all proprietary enhanced software for the handling of Calls (the "MCI Proprietary Software") and all other MCI Software listed in Schedule D.

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 7.      Section 4.9.1 of the Agreement is amended by substituting the following for the first sentence: MCI shall assign an MCI Operations Team including technical support personnel at the Houston, TX and Sarnia, Ontario Centers to work with RMH during the Term of this Agreement.

 8. Section 7.1.1 of the Agreement is amended by substituting the following:

         MCI agrees not to terminate, discipline, evaluate or in any manner promise any employee, independent contractor, agent or vendor of RMH any term or condition of employment at the Houston, TX or Sarnia, Ontario Centers.

9.       Section 8.1 of the Agreement is amended by adding the following:
         Notwithstanding the foregoing, as to the Sarnia, Ontario Center only, the term of this Agreement will commence on August 6, 2001 and end on February 6, 2002.

10. The last sentence of Section 8.2 of the Agreement does not apply to the Sarnia, Ontario Center.

11.      Section 8.4 of the Agreement is amended by adding the following:
         Notwithstanding the foregoing, as to the Sarnia, Ontario Center only, MCI may terminate this Agreement for convenience upon sixty (60) days written notice to RMH.

12. Section 8.8 of the Agreement does not apply to termination of the Agreement only as to the Sarnia, Ontario Center.

13. Section 8.9 (and all subparts) of the Agreement does not apply to termination of the Agreement only as to the Sarnia, Ontario Center.

14.      Schedule C of the Agreement is amended by adding the following
         Sections:

         1.1.4 For the Sarnia, Ontario Center only, RMH shall be compensated on a monthly basis for all System Hours worked. RMH will document actual System Hours worked per invoice via the ACD reports. MCI reserves the right to review the ACD, ancillary reports, and any back-up documentation as necessary, notwithstanding any limits on number of audits set forth in Section 10 of the Agreement. System Hour pricing will be [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT]per System Hour.

         2.3 For the Sarnia, Ontario Center only, RMH will not be eligible to receive penalties and incentives for performance.
                Notwithstanding the foregoing, RMH must manage Customer Service performance based on the Top Center Rankings criteria as set out in Schedule B.

15. Schedule D of the Agreement is amended by adding the attached Schedule D for the Sarnia, Ontario Center only.

16. Schedule G of the Agreement is amended by adding the attached Schedule G for the Sarnia, Ontario Center only.

17. Except as otherwise expressly set forth herein, the terms and conditions contained in the Agreement

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         are unchanged.

18. This Amendment, together with the Agreement (together the "Agreement"), constitutes the entire agreement between the Parties with respect to the subject matter hereof and all prior agreements and representations of the Parties related to these matters, whether written or oral, are merged herein and shall be of no further force or effect. This Agreement cannot be changed or modified except in writing signed by both Parties.

MCI WORLDCOM Communications, Inc.           RMH Teleservices, Incorporated

By: /s/ Victoria Harker                     By: /s/ Paul J. Burkitt
   ------------------------------               ---------------------
Name: Victoria Harker                       Name: Paul J. Burkitt
     ----------------------------                -----------------
Title: SR. Vice President                   Title: EVP Sales & Marketing
      ---------------------------                  ----------------------














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                                  SCHEDULE G

     Customer Service Rep/Sup/Manager Compensation Grids - Sarnia Ontario
     ---------------------------------------------------------------------

TABLE 1: Customer Service Rep/Supervisor/Manager Budgeted Salary, Incentives and Variable Costs

             [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT]

TABLE 2: Customer Service Variable Costs (per Headcount per Month)

             [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT]